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                                                                   Exhibit 21.1

                  SUBSIDIARIES OF OPTIONSXPRESS HOLDINGS, INC.


       Entity                                                      Jurisdiction
       ------                                                      ------------
1.     optionsXpress Illinois, Inc.                                  Illinois

2.     optionsXpress, Inc.                                           Delaware

3.     brokersXpress LLC                                             Illinois

4.     bX Holdings LLC                                               Delaware

5.     optionsXpress International, Inc.                             Delaware

6.     OX Singapore LLC(1)                                           Delaware

7.     optionsXpress Canada Corp., ULC                                Canada

8.     OX Australia LLC                                              Delaware

9.     optionsXpress Singapore LLC(1)                                Delaware

10.    optionsXpress Australia, PTY limited                         Australia

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(1) Scheduled to be formed during January 2005.